                                                                     Exhibit 5.1



                                  March 7, 2002

AirGate PCS, Inc.
Harris Tower
233 Peachtree St. NE, Suite 1700
Atlanta, Georgia  30303

Ladies and Gentlemen:

         We refer to the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 (the "Registration Statement") of AirGate PCS, Inc., a Delaware corporation (the "Company"), initially filed on September 21, 2001, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of 8,345,824 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which may be offered from time to time by certain selling stockholders pursuant to the Registration Statement.

         We have examined and are familiar with (i) the Company's Certificate of Incorporation, as amended, (ii) the Company's By-Laws, as amended, and (iii) the corporate proceedings relating to the Merger Agreement and the Registration Statement. Upon the basis of the foregoing, and having satisfied ourselves as to such other matters of law and fact as we consider relevant for the purposes of this opinion, we advise you that, in our opinion, the Shares are validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/ Winston & Strawn